AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT AGREEMENT is dated effective this 8th day of January, 2016

BETWEEN:

TRITON EMISSION SOLUTIONS INC., a corporation formed under the laws of the State of Delaware with an address located at 151 San Francisco Street, Suite 201, San Juan, Puerto Rico 00901

(hereinafter called the "Company")

OF THE FIRST PART

AND:

PAER TOMAS RASMUS NORLING, business person, having an address located at 2067 Calle Espana Apt. 2 San Juan, Puerto Rico 00911

(hereinafter called the "Lender")

OF THE SECOND PART

WHEREAS:

A.

The Company and the Lender are parties to that certain Loan Agreement dated as of July 28, 2015 in the original principal amount of $200,000 (the “First Norling Bridge Loan Agreement”) and that certain Loan Agreement dated as of November 6, 2015 in the original principal amount of $200,000 (the “Second Norling Bridge Loan Agreement” and, collectively with the First Norling Bridge Loan Agreement, the ”Norling Bridge Loan Agreements”);

B.

The Company wishes to enter into a loan agreement (the “Third KF Loan Agreement”) with KF Business Ventures, LP (“KFBV”) whereby KFBV will lend to the Company, and the Company will borrow from KFBV, the aggregate sum of $1,500,000 on the terms and subject to the conditions set out in the Third KF Loan Agreement;

C.

It is a condition precedent to KFBV’s obligations to make advances under the Third KF Loan Agreement that the Company and the Lender enter into this Amendment Agreement to amend certain terms of the Norling Bridge Loan Agreements,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.

Unless otherwise defined in this Amendment Agreement, capitalized terms used herein and in the recitals hereto shall have the meanings set forth in the Third KF Loan Agreement.

2.

The Norling Bridge Loan Agreements, shall be amended to provide as follows:

a.

The entire principal sum outstanding under the First Norling Bridge Loan Agreement and the Second Norling Bridge Loan Agreement and all accrued and unpaid interest thereon shall become immediately due and payable without demand therefor on  December 31, 2016; and

b.

The Company may not prepay any of the outstanding principal sum under the First Norling Bridge Loan Agreement or the Second Norling Bridge Loan Agreement or any accrued and unpaid interest thereon, in whole or in part, at any time prior to December 31, 2016, without prior written consent of KFBV.

3.

Upon execution of this Amendment Agreement by the parties hereto, the Lender will surrender to the Company, for cancellation, the original  Norling Bridge Notes (or a certificate of the Lender confirming to the Company that such original Norling Bridge Notes were not received by the Lender or were subsequently lost or destroyed, and in either case that the Lender has not assigned, negotiated or otherwise disposed of or transferred the Norling Bridge Notes) and, upon receipt of the original Norling Bridge Notes (or such certificate, as the case may be), the Company shall issue to the Lender new promissory notes representing each of the Norling Bridge Notes containing the amended terms of the Norling Bridge Loan Agreement as set forth in Section 2 of this Amendment Agreement.

4.

Except as modified by this Amendment Agreement, the Norling Bridge Loan Agreements  remain in full force and effect in accordance with their respective terms, and are hereby ratified and confirmed in all respect by the Company and the Lender.

5.

This Amendment Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterpart have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Triton Emission Solutions Inc. By: /s/ Anders Aasen Name: Anders Aasen Title: CEO	Paer Tomas Rasmus Norling /s/ Paer Tomas Rasmus Norling